Exhibit 10.5

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of July 16, 2020, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and CYTOKINETICS, INCORPORATED, a Delaware corporation with offices located at 280 East Grand Avenue, South San Francisco, CA 94080 (“Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of May 17, 2019 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 6, 2019, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of November 7, 2019, and as may be further amended from time to time, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Collateral Agent and Lenders (i) modify Section 7.1 to permit Borrower to Transfer the Mavacamten Royalty (as defined below) and the Acquired Intangibles (as defined in the RTW Funding Agreement) (as defined below) and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, and subject to the terms and conditions and in reliance upon the representations and warranties, set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.1Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, obsolete or surplus Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) from any Subsidiary of Borrower to Borrower or between Loan Parties; (e) consisting of payments of taxes; (f) of cash and Cash Equivalents (i) in connection with transactions not prohibited hereunder, in the ordinary course of business and (ii) in connection with transactions that (A) are approved by Borrower’s board of directors (to the extent Board approval is required by Borrower’s policies or other organizational documents), (B) are customary for the Borrower’s industry and (C) not otherwise prohibited hereunder; (g) of the Mavacamten Royalty pursuant to the terms of the RTW Royalty Purchase Agreement; (h) on the First Tranche Funding Date (as defined in the RTW Funding Agreement), the Acquired Intangibles (as defined in the RTW Funding Agreement) pursuant to the terms of the RTW Funding Agreement, and (i) other Transfers of property having a book value not exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate during any fiscal year. Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.1 shall not prohibit the purchase of, and any unwind or settlement or other termination of any Permitted Call Spread Agreement.”

2.2Section 7.14. New Section 7.14 is hereby added to the Loan Agreement to read as follows:

“7.14RTW Royalty Purchase Agreement. Amend or waive any terms of the RTW Royalty Purchase Agreement unless (a) Borrower provides the Collateral Agent and Lenders with not less than five (5) Business Days’ written notice (or such shorter period as consented to by the Collateral Agent and the Lenders) and (b) the Collateral Agent and the Lenders provide their prior written consent if the amendment or waiver (i) is adverse to the Collateral Agent and the Lenders in any material respect, (ii) impairs the rights of the Collateral Agent and the Lenders under this Agreement in any material respect, or (iii) would otherwise result in an Event of Default under this Agreement.”

2.3Section 7.15. New Section 7.15 is hereby added to the Loan Agreement to read as follows:

“7.15RTW Funding Agreement. (a) issue a Funding Request (as defined in the RTW Funding Agreement) to RTW pursuant to the RTW Funding Agreement unless (i) Borrower provides the Collateral Agent and Lenders with not less than five (5) Business Days’ written notice (or such short period as consented to by the Collateral Agent and Lenders), and (ii) an Event of Default has not occurred and is continuing, (b) amend or waive any terms of the RTW Funding Agreement or the RTW Security Agreement, unless, in either case, (i) Borrower provides the Collateral Agent and Lenders with not less than five (5) Business Days’ written notice (or such shorter period as consented to by the Collateral Agent and the Lenders) and (ii) the Collateral Agent and the Lenders provide their prior written consent if the amendment or waiver (A) is adverse to the Collateral Agent and the Lenders in any material respect, (B) impairs the rights of the Collateral Agent and the Lenders under this Agreement in any material respect, or (C) would otherwise result in an Event of Default under this Agreement, or (c) at all times after a Funding Request is issued, permit the proceeds of CK-274 Collateral to be comingled in a Collateral Account with other Collateral.”

2.4Section 13.1 (Definitions).  The following terms and their respective definitions hereby are added to Section 13.1 of the Loan Agreement as follows:

“Acceptable Intercreditor Agreement” means an Intercreditor Agreement between Collateral Agent and RTW, in form and substance reasonable satisfactory to Collateral Agent and the Lenders, to be entered into on the First Tranche Funding Date (as defined in the RTW Funding Agreement) pursuant to which the Lien of Collateral Agent on behalf of the Lenders in the CK-274 Collateral (other than the US IP Collateral) (as defined in the RTW Security Agreement) shall be a second priority Lien subordinated to the first priority Lien of RTW in the CK-274 Collateral and the exercise of remedies by Collateral Agent with respect to the CK-274 Collateral shall be subject to a customary standstill (subject to customary and reasonable exceptions thereto) prior to the Covenant Fall Away Date (as defined in the RTW Security Agreement). For the sake of clarity, the aforementioned standstill shall be limited to exercise of remedies by Collateral Agent with respect to the CK-274 Collateral and shall not apply to or impact Collateral Agent’s exercise of remedies with respect to any other Collateral under this Agreement.

“CK-274 Collateral” means the Collateral (as defined in the RTW Security Agreement).

“Mavacamten Collaboration Agreement” means the License Agreement (as defined in the RTW Royalty Purchase Agreement).

“Mavacamten Royalty” means the Royalty (as defined in the RTW Royalty Purchase Agreement), including, for the avoidance of doubt, all amounts payable in respect thereof.

“RTW” means Dolya Holdco 19 Designated Activity Company (in the process of changing its name to RTW Royalty Holdings Designated Activity Company), a designated activity company incorporated under the laws of Ireland under company number 669527 and an Affiliate of RTW Investments, LP.

“RTW Funding Agreement” means that certain Funding Agreement, dated as of July 14, 2020, by and between Borrower and RTW, attached hereto as Annex I, and as amended to the extent permitted by Section 7.15.

“RTW Royalty Purchase Agreement” means that certain Royalty Purchase Agreement, dated as of July 14, 2020, by and between Borrower and RTW, attached hereto as Annex II, and as amended to the extent permitted by Section 7.14.

“RTW Security Agreement” means that certain Security Agreement, by and between Borrower and RTW, to be executed and delivered pursuant to Section 4.3 of the RTW Funding Agreement, in substantially the form attached hereto as Annex I, and as amended to the extent permitted by Section 7.15.

2.5Section 13.1 (Definitions).  The defined term “Permitted Indebtedness” in Section 13.1 of the Loan Agreement is hereby amended by amending and restating subsection (j) thereof to read in its entirety as follows:

(j)(y) Indebtedness with respect to the RPI Royalty Purchase Agreement and the RTW Royalty Purchase Agreement and (z) to the extent an Acceptable Intercreditor Agreement has been executed and delivered by Collateral Agent and RTW, any Indebtedness under the RTW Funding Agreement, provided that in each case no Event of Default exists at the time of incurring such Indebtedness or would result after giving effect thereto;”

2.6Section 13.1 (Definitions).  The defined term “Permitted Liens” in Section 13.1 of the Loan Agreement is hereby amended by: (i) deleting the word “and” at the end of clause (n) therein; (ii) amending and restating subsection (o) thereof to read in its entirety as follows; and (iii) adding new subsections (p) and (q) thereto to read in their entirety as follows:

(o)provided that an Acceptable Intercreditor Agreement has been executed and delivered by Collateral Agent and RTW, the Lien of RTW in the CK-274 Collateral pursuant to the RTW Security Agreement;

(p)subject to, and in accordance with, Section 1.4 of the RTW Royalty Purchase Agreement, Liens on the Mavacamten Royalty and any proceeds thereof; and

(q)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (p), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; except as permitted under clause (m) of Permitted Indebtedness.”

2.7Exhibit A (Description of Collateral); Security Interest Release.  Exhibit A of the Loan Agreement hereby is amended and restated in its entirety in the form of Exhibit A attached hereto. The Collateral Agent and the Lenders hereby (a) terminate and release in full all security interests and Liens granted by the Borrower pursuant to the Loan Agreement and any other Loan Document in and on (i) the Mavacamten Royalty and proceeds thereof and (ii) the rights of the Borrower under the Mavacamten Collaboration Agreement to the extent such rights relate to or otherwise affect the Mavacamten Royalty, and (b) agree to, promptly upon the request of the Borrower, file Uniform Commercial Code amendment statements to reflect the termination and release of such security interests and Liens described in the immediately preceding clause (a).

2.8Exhibit C (Compliance Certificate).  Exhibit C of the Loan Agreement hereby is amended and restated in its entirety in the form of Exhibit C attached hereto.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Release. The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

6.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

7.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto.

8.Condition Subsequent. As a condition subsequent to this Amendment, Borrower agrees to promptly pay all of Lenders’ Expenses incurred in connection with this Amendment and that Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any Loan Party, including the Designated Deposit Account for such Lenders’ Expenses in accordance with Section 2.3(d) of the Loan Agreement.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC By: /s/ Collette H. Featherly Name:Colette H. Featherly Title:Senior Vice President
LENDER: SILICON VALLEY BANK By:/s/ Kristina Peralta Name:Kristina Peralta Title:Vice President
BORROWER: CYTOKINETICS, INCORPORATED By:/s/ Ching Jaw Name:Ching Jaw Title:Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]